Exhibit 10.1

TRANSITION AND RETIREMENT AGREEMENT

This Transition and Retirement Agreement (the “Agreement”), dated as of November 15, 2019, is entered into by and between Six Flags Entertainment Corporation, a Delaware corporation (the “Company”) and Lance Balk (the “Executive”).

W I T N E S S E T H:

WHEREAS, the Company and Executive have entered into an Employment Agreement, dated as of September 7, 2010 (the “Employment Agreement”) pursuant to which the Executive currently serves as Executive Vice President and General Counsel of the Company.

WHEREAS, the Company and the Executive have agreed that the term of the Employment Agreement will terminate on the terms and at the time set forth in this Agreement and the Company and the Executive desire to set forth herein their mutual agreement with respect to Executive’s subsequent employment as an Of Counsel Advisor (“Transition”) and retirement from the Company on the second anniversary of the Transition (“Retirement”) on the terms set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants set forth in this Agreement, it is hereby agreed as follows:

1.Effective Date and Terms.  Executive’s employment by the Company pursuant to this Agreement shall commence (and employment by the Company pursuant to the Employment Agreement shall end except as otherwise specifically set forth in this Agreement) on the date of his Transition (“Transition Date”).  Unless specifically agreed to otherwise in writing by the Company and the Executive, the Transition Date shall not be less than fifteen (15) nor more than sixty (60) days after the Notice Date.  The Notice Date is the earlier of:  (i)  the date written notice is provided by Executive to the Company’s Board of Directors (“Board”) and Chief Executive of the Company of a Transition Date on or after February 28, 2020 and (ii) the date written notice is given by a representative of the Board or by the Chief Executive Officer of the Company that the Company has identified an individual as part of its succession planning process who will become the new General Counsel of the Company and providing a Transition Date for Executive on or after February 28, 2020  (earlier of such dates of written notice, “Notice Date”).  Terms not otherwise defined in this Agreement shall have the meaning set forth in the Employment Agreement.

2.Position, Duties, Location and Support.

(a)Position and Duties.  Executive shall serve as an Of Counsel Advisor reporting to the Chief Executive Officer of the Company from the Transition Date through the second anniversary of the Transition Date or such earlier termination of employment as provided in Section 4 of this Agreement (the “Transition Term”).   During the Transition Term, Executive shall perform the services reasonably requested by the Board, the Chief Executive Officer or Senior Leadership Team such as in connection with the transition of his duties and historical knowledge of events, mergers and acquisitions, Board matters and outstanding litigation.

(b)Attention and Time.  It is expected that Executive’s duties during the Transition Term will be of an advisory or transitional nature and at a significantly reduced level from those on the date hereof.  Executive shall use his reasonable best efforts to carry out such duties faithfully and efficiently.  During the Transition Term, it shall not be a violation of this Agreement for Executive to (i) be employed by or a consultant or advisor to another entity provided Executive complies with the covenants in this Agreement and provides advance notice to the Board and the Chief Executive Officer of the Company; (ii) serve on industry, trade, civic or charitable boards or committees; (iii) deliver lectures or fulfill speaking engagements; (iv) manage personal investments; or (v) serve as a director of Belden, Inc., as long as such activities do not materially interfere with the performance of Executive’s duties and responsibilities as described herein.  Executive shall be permitted to serve on for-profit corporate boards of directors if approved in advance by the Board, which approval shall not be unreasonably withheld or delayed.  Notwithstanding the foregoing, Executive shall use Executive’s best efforts to resign from any outside positions consistent with Executive’s obligations with respect to such position if the Board determines in good faith that such activities interfere in any material respect with the performance of Executive’s duties and responsibilities for the Company.

(c)Location and Support.  Executive may perform his duties under this Agreement from any location.  Executive shall have office and administrative support at the Company’s office in Gurnee, Illinois through the Transition Term.

3.Compensation.  Provided Executive abides by the terms of this Agreement and remains employed by the Company, and in return for Executive’s promises in this Agreement, the Company agrees to the following:

(a)Base Salary.  During the Transition Term, Executive shall receive a base salary at a monthly rate of $10,000 per month from the Transition Date to the first anniversary of the Transition Date and $5,000 per month from the first anniversary of the Transition Date through the second anniversary of the Transition Date.

(b)Annual Bonus.  If Executive’s Transition Date is prior to the time that any bonus for calendar year 2019 is paid, a bonus for calendar year 2019 will be paid to Executive based on actual Company results consistent with the manner calculated for other senior executives of the Company based on Executive’s base salary in 2019 and as though Executive had remained employed pursuant to the Employment Agreement through the date of payment of the bonus and paid, at the same time bonuses, if any, are paid to other senior executives of the Company.  The Company will determine any bonus for Executive for calendar year 2020 considering such factors as the portion of calendar year 2020 Executive was employed as General Counsel and the Executive’s contributions to the Company and the transition process and pay any such bonus at the same time bonuses, if any, are paid to other senior executives of the Company.  The Company will determine any bonus for Executive for calendar year 2021 considering such factors as Executive’s contributions to the Company and the transition process and pay any such bonus at the same time bonuses, if any, are paid to other senior executives of the Company.

(c)Benefits.  During the Transition Term, Executive shall be entitled to participate in or receive benefits under employee benefit programs of the Company (including life, health and disability programs) that are made available generally to employees of the Company to the extent that Executive complies with the conditions attendant with coverage under such plans or arrangements.  As of the first of the calendar year following the Transition Date, Executive shall not be an eligible employee for purposes of the Supplemental 401(k) Plan.  Nothing contained herein shall be construed to prevent the Company from modifying or terminating any plan or arrangement (excluding, as it relates to Executive, the annual bonus program described in the first sentence of Section 3(b) and expense reimbursements described in Section 3(d)).

(d)Expenses.  The Company shall promptly reimburse Executive in accordance with applicable Company policy for all reasonable expenses that Executive incurs during Executive’s employment with the Company in carrying out Executive’s duties under this Agreement.

(e)Value for Release.  Executive agrees and acknowledges that the foregoing payments and benefits are of significant value to Executive and represents full and complete consideration for the release Executive is giving the Company in Section 11 of this Agreement.

4.Termination of Employment

(a)Retirement.  In connection with Executive’s Retirement, Executive shall be entitled to the Accrued Amounts and, subject to Executive’s compliance with Sections 5, 6 and 7, the following in lieu of any payments or benefits under any severance program or policy of the Company or its Affiliates:

(A)At the Company’s election based on availability of coverage and compliance with legal requirements, either (X)  for the period from Retirement through eighteen (18) months after Retirement (such period “Retirement Continuation Period”), continued coverage under the Company’s health plans (including medical and dental) on the same basis as such coverage is made available to executives employed by the Company (including, without limitation, co-pays, deductibles and other required payments and limitations) or substantially comparable coverage or (Y) a cash lump sum payment equal to (i) eighteen (18) multiplied by (ii) the excess of the monthly applicable COBRA premium as of the Executive’s Retirement for health care coverage Executive (and Executive’s eligible dependents, if any) had from the Company immediately prior to the Executive’s Retirement over the monthly dollar amount Executive would have paid to the Company for such health care coverage if Executive remained employed for the Retirement Continuation Period; and

(B)All of Executive’s outstanding vested stock options shall remain exercisable for the shorter of their originally scheduled respective terms and one year following Executive’s Retirement.  All other stock options that are not vested at Executive’s Retirement shall be forfeited upon Executive’s Retirement.

(b)Termination Other Than Retirement - By Company without Cause, Death or Disability.  Executive’s employment shall terminate automatically upon his death or Disability and the Company may terminate Executive’s employment with or without Cause.   Upon a termination of Executive’s employment due to Executive’s death or Disability or by the Company without Cause prior to the second anniversary of the Transition Date, Executive (or his estate) shall be entitled to the Accrued Amounts and, to the extent applicable, subject to Executive’s compliance with Sections 5, 6 and 7, the following in lieu of any payments or benefits under any severance program or policy of the Company or its Affiliates:

(A)Payment through the second anniversary of the Transition Date of Base Salary as specified in Section 3(a) of this Agreement as though Executive had remained employed through such second anniversary of the Transition Date;

(B)If Executive’s termination of employment is prior to the time that any bonus for calendar year 2019 is paid, a bonus for calendar year 2019 will be paid to Executive (or his estate) based on actual Company results consistent with the manner calculated for other senior executives of the Company and as though Executive had remained employed through the date of payment of the bonus and paid, at the same time bonuses, if any, are paid to other senior executives of the Company;

(C)At the Company’s election based on availability of coverage and compliance with legal requirements, either (X)  for the period from the termination of employment through thirty-six (36) months after the Transition Date (such period “Severance Continuation Period”), continued coverage under the Company’s health plans (including medical and dental) (including with respect to termination due to death, for Executive’s covered dependents) on the same basis as such coverage is made available to executives employed by the Company (including, without limitation, co-pays, deductibles and other required payments and limitations) or substantially comparable coverage or (Y) a cash lump sum payment equal to (i) the number of months in the Severance Continuation Period multiplied by (ii) the excess of the monthly applicable COBRA premium as of the Executive’s termination of employment for health care coverage Executive (and Executive’s eligible dependents, if any) had from the Company immediately prior to the Executive’s termination of employment over the monthly dollar amount Executive would have paid to the Company for such health care coverage if Executive remained employed for the Severance Continuation Period; and

(D)The vesting of Executive’s stock options scheduled to vest in normal course through the second anniversary of the Transition Date shall be accelerated to the date of Executive’s termination of employment and such stock options as well as all other outstanding vested stock options shall remain exercisable for the shorter of their originally scheduled respective terms and one year following Executive’s termination of employment.  All other stock options that are not vested by their terms or the preceding sentence upon Executive’s termination of employment shall be forfeited upon Executive’s termination of employment.

(c) Termination Other Than Retirement - By Company for Cause or by Executive .  Executive’s employment shall terminate automatically upon his death or Disability.   The Company may terminate Executive’s employment for Cause and the Executive may terminate Executive’s employment for any reason and Executive would be entitled to Executive’s Accrued Amounts and Executive shall have no further right or entitlement under this Agreement or the Employment Agreement to payments arising from such termination of his employment by the Company for Cause or by Executive for any reason.

(d)Release.  As a condition to receiving the payments and benefits set forth in Section 4(a) with respect to Retirement or Section 4(b) with respect to termination of employment by the Company without Cause or termination upon Disability, Executive shall be required, within 60 days of Executive’s Retirement or other termination of employment, to execute, deliver and not revoke (with any applicable revocation period having expired) a general release of claims in a form attached hereto as Exhibit A.  To the extent required by Section 20, any payments or benefits that would otherwise have been made during such 60-day period shall not be made and shall be accumulated and paid in a single lump sum on the expiration of such 60-day period.

(e)Full Discharge.  The amounts payable to Executive under this Section following termination of Executive’s employment shall be in full and complete satisfaction of Executive’s rights under this Agreement and the Employment Agreement and any other claims he may have in respect of his employment by the Company or any of its subsidiaries, and Executive acknowledges that such amounts are fair and reasonable, and his sole and exclusive remedy, in lieu of all other remedies at law or in equity, with respect to the termination of his employment hereunder or breach of this Agreement.  Nothing contained in this subsection shall serve as a bar to any claim that would not have been released if Executive executed the release attached as Exhibit A upon Executive’s termination of employment with the Company, whether or not such release is required to be executed in connection with such termination.

(f)Other Positions. Executive shall immediately resign, and shall be deemed to have immediately resigned without the requirement of any additional action, from any and all positions Executive holds with the Company and its Affiliates on Executive’s Transition Date, other than as an Of Counsel Advisor pursuant to Section 2(a) of this Agreement.

(g)Breach of Payment Obligation.  If the Company fails (other than pursuant to Section 19) to pay any amount due to Executive (or Executive’s estate) pursuant to this Section 4 as a result of Executive’s termination of employment within the fifteen (15) day period following written notice by Executive (it being understood and agreed that such notice may not be given until any such material payment has not been paid for at least 15 days following its scheduled payment date), the restrictions imposed by Section 7(a)(i) and (ii) shall immediately terminate.

5.Section 5  Confidentiality of Trade Secrets and Business Information of the Employment Agreement shall continue in effect.

6.Return of Information.  Executive agrees that upon Retirement or any other termination of Executive’s employment with the Company, Executive shall deliver to the Company (at the Company’s expense), any and all notes, files, memoranda, papers and, in general, any and all physical (including electronic) matter containing Confidential Information that are in Executive’s possession or under Executive’s control, except as otherwise consented in writing by the Company at the time of such termination.  The foregoing shall not prevent Executive from retaining copies of personal diaries, personal notes, personal address books, personal calendars, and any other personal information (including, without limitation, information relating to Executive’s compensation), but only to the extent such copies do not contain any Confidential Information other than that which relates directly to Executive, including Executive’s compensation.  Notwithstanding the foregoing, Executive shall be entitled to ownership of his Company-provided computer, ipad and iphone and the associated mobile telephone number provided that Executive allows the Company IT department to delete any Company information and programs from such devices.

7.Noncompetition, Noninterference, Nondisparagement and Cooperation.

(a)General.  In consideration for the compensation payable to Executive under this Agreement and the Employment Agreement, Executive agrees that Executive shall not, other than in carrying out Executive’s duties thereunder, directly or indirectly, do any of the following (i) during Executive’s employment with the Company and its Subsidiaries and for a period of one (1) year after any termination of such employment, render services in any capacity (including as an employee, director, member, consultant, partner, investor or independent contractor) to a Competitor, (ii) during Executive’s employment with the Company and its Subsidiaries and for a period of one (1) year after any termination of such employment, attempt to, or assist any other person in attempting to, employ, engage, retain or partner with, any person who is then, or at any time during the ninety (90) day-period prior thereto was, a director, officer or other executive of the Company or a Subsidiary, or encourage any such person or any consultant, agent or independent contractor of the Company or any Subsidiary to terminate or adversely alter or modify such relationship with the Company or any Subsidiary, provided that this section (ii) shall not be violated by general advertising, general internet postings or other general solicitation in the ordinary course not specifically targeted at such persons, nor (iii) during Executive’s employment with the Company and its Subsidiaries and for a period of one (1) year after any termination of employment, solicit any then current customer (excluding any patrons of the Company’s amusement parks) or business partner of the Company or any Subsidiary to terminate, alter or modify its relationship with the Company or the Subsidiary or to interfere with the Company’s or any Subsidiary’s relationships with any of its customers or business partners.  During Executive’s employment with the Company and for one (1) year thereafter, Executive agrees not to make any public statement that is intended to or would reasonably be expected to disparage the Company, its Affiliates or its or their directors, officers, employees, businesses or products other than as required in the good faith discharge of his duties hereunder.  During the Executive’s employment with the Company and for one (1) year thereafter, the Company (including directors and officers of the Company in their capacity as such) agrees that it shall not make any public statement that is intended to or would reasonably be expected to disparage Executive.  At the request of Executive, the Company shall direct its directors and officers to not make any statements that would violate this Section 7(a) if they were made by the Company and shall use its commercially reasonable efforts to enforce such direction.  Notwithstanding the foregoing, nothing in this Section shall prevent any person from (A) responding publicly to any incorrect, disparaging or derogatory public statement made by or on behalf of the other party to the extent reasonably necessary to correct or refute such public statement or (B) making any truthful statement to the extent required by law.

(b)Cooperation.  Executive agrees to cooperate, in a reasonable manner and at the expense of the Company, with the Company and its attorneys, both during and after the termination of Executive’s employment, in connection with any litigation or other proceeding arising out of or relating to matters in which Executive was involved prior to the termination of Executive’s employment so long as such cooperation does not materially interfere with Executive’s employment or consulting.  In the event that such cooperation is required after the termination of the Executive’s employment with the Company and its Subsidiaries, the Company shall pay the Executive at the rate of $4,000 per day and out-of-pocket expenses approved in advance by the Company after presentation by the Executive of reasonable documentation related thereto.

(c)Definition.  For purposes of this Agreement, “Competitor” shall mean any business or enterprise in the theme park business, which shall include, without limitation, amusement and water parks.  Notwithstanding the foregoing, Executive’s provision of services to an Affiliate or unit of a Competitor that is not directly engaged in the theme park business shall not be a violation of the restrictions of this Section 7 so long as Executive does not provide material services in respect of the theme park business and does not have material direct or indirect managerial or oversight responsibility or authority for the theme park business.  Nothing contained herein shall prevent Executive from acquiring, solely as an investment, any publicly-traded securities of any person so long as Executive remains a passive investor in such person and does not own more than one percent (1%) of the outstanding securities thereof.

8.Enforcement.  Executive acknowledges and agrees that:  (i) the purpose of the covenants set forth in Sections 5 through 7 above (the “Restrictive Covenants”) is to protect the goodwill, trade secrets and other confidential information of the Company; (ii) because of the nature of the business in which the Company is engaged and because of the nature of the Confidential Information to which Executive has access, it would be impractical and excessively difficult to determine the actual damages of the Company in the event Executive breached any such covenants; and (iii) remedies at law (such as monetary damages) for any breach of Executive’s obligations under the Restrictive Covenants would be inadequate.  Executive therefore agrees and consents that if Executive commits any breach of a Restrictive Covenant, the Company shall have the right (in addition to, and not in lieu of, any other right or remedy that may be available to it) to temporary and permanent injunctive relief from a court of competent jurisdiction, without posting any bond or other security and without the necessity of proof of actual damage.  If any portion of the Restrictive Covenants is hereafter determined to be invalid or unenforceable in any respect, such determination shall not affect the remainder thereof, which shall be given the maximum effect possible and shall be fully enforced, without regard to the invalid portions.  In particular, without limiting the generality of the foregoing, if the covenants set forth in Section 7 are found by a court or an arbitrator to be unreasonable, Executive and the Company agree that the maximum period, scope or geographical area that is found to be reasonable shall be substituted for the stated period, scope or area, and that the court or arbitrator shall revise the restrictions contained herein to cover the maximum period, scope and area permitted by law.  If any of the Restrictive Covenants are determined to be wholly or partially unenforceable in any jurisdiction, such determination shall not be a bar to or in any way diminish the Company’s right to enforce any such covenant in any other jurisdiction.

9.Indemnification.

(a)The Company agrees that if Executive is made a party to, is threatened to be made a party to, receives any legal process in, or receives any discovery request or request for information in connection with, any action, suit or proceeding, whether civil, criminal, administrative or investigative, excluding any action instituted by Executive, any action related to any actual violation of Section 16 of the Exchange Act by Executive or  any action brought by the Company  for compensation or damages related to Executive’s breach of this Agreement (a “Proceeding”), by reason of the fact that Executive was a director, officer, employee, consultant or agent of the Company, or was serving at the request of, or on behalf of, the Company as a director, officer, member, employee, consultant or agent of another corporation, limited liability corporation, partnership, joint venture, trust or other entity, including service with respect to employee benefit plans, whether or not the basis of such Proceeding is Executive’s alleged action in an official capacity while serving as a director, officer, member, employee, consultant or agent of the Company or other entity, Executive shall be indemnified and held harmless by the Company to the fullest extent permitted or authorized by the Company’s certificate of incorporation or by-laws or, if greater, by applicable law, against any and all costs, expenses, liabilities and losses (including, without limitation, attorneys’ fees reasonably incurred, judgments, fines, taxes or penalties and amounts paid or to be paid in settlement and any reasonable cost and fees incurred in enforcing Executive’s rights to indemnification or contribution) incurred or suffered by Executive in connection therewith, and such indemnification shall continue as to Executive even though Executive has ceased to be a director, officer, member, employee, consultant or agent of the Company or other entity and shall inure to the benefit of Executive’s heirs, executors and administrators.  The Company shall reimburse Executive for all costs and expenses (including, without limitation, reasonable attorneys’ fees) incurred by Executive in connection with any Proceeding within twenty (20) business days after receipt by the Company of a written request for such reimbursement and appropriate documentation associated with these expenses.  Such request shall include an undertaking by Executive to repay the amount of such advance if it shall ultimately be determined that Executive is not entitled to be indemnified against such costs and expenses; provided that the amount of such obligation to repay shall be limited to the after-tax amount of any such advance except to the extent Executive is able to offset such taxes incurred on the advance by the tax benefit, if any, attributable to a deduction for repayment.

(b)Neither the failure of the Company (including its board, independent legal counsel or stockholders) to have made a determination prior to the commencement of any proceeding concerning payment of amounts claimed by Executive under Section 9(a) above that indemnification of Executive is proper because Executive has met the applicable standard of conduct, nor a determination by the Company (including its board, independent legal counsel or stockholders) that Executive has not met such applicable standard of conduct, shall create a presumption or inference that Executive has not met the applicable standard of conduct.

(c)The Company agrees to continue and maintain a directors’ and officers’ liability insurance policy covering Executive at a level, and on terms and conditions, no less favorable to Executive than the coverage the Company provides other similarly-situated executives for six years after Executive’s termination of employment with the Company or such longer statute of limitation period.

(d)Nothing in this Section 9 shall be construed as reducing or waiving any right to indemnification, or advancement of expenses, Executive would otherwise have under the Company’s certificate of incorporation or by-laws or under applicable law.

10.Arbitration.  Subject to Section 8, in the event that any dispute arises between the Company and Executive regarding or relating to this Agreement and/or any aspect of Executive’s employment relationship with the Company, the parties consent to resolve such dispute through mandatory arbitration under the Commercial Rules of the American Arbitration Association (“AAA”), before a single arbitrator in Chicago IL.  The parties hereby consent to the entry of judgment upon award rendered by the arbitrator in any court of competent jurisdiction.  Notwithstanding the foregoing, however, should adequate grounds exist for seeking immediate injunctive or immediate equitable relief, any party may seek and obtain such relief.  The parties hereby consent to the exclusive jurisdiction of the state and Federal courts of or in the State of New York for purposes of seeking such injunctive or equitable relief as set forth above.  Out-of-pocket costs and expense reasonably incurred by Executive in connection with such arbitration (including attorneys’ fees) shall be paid by the Company with respect to each claim on which the arbitrator determines Executive prevails.

11.General Release.

(a)In exchange for Executive’s waiver of claims against the Released Persons (as defined below) and compliance with the other terms and conditions of this Agreement, upon the Transition Date, the Company agrees to provide Executive with the payments and benefits as set forth in Section 3 in accordance with the terms and conditions of this Agreement.

(b)In consideration for the payments and benefits to be provided to Executive pursuant to Section 3 above, Executive, for himself and for his heirs, executors, administrators, trustees, legal representatives and assigns (hereinafter referred to collectively as “Releasors”), forever release and discharge the Company and its subsidiaries, divisions, affiliates and related business entities, successors and assigns, and any of its or their respective directors, officers, fiduciaries, agents, trustees, administrators, employees and assigns (in each case, in their capacity as such) (collectively the “Released Persons”) from any and all claims, suits, demands, causes of action, covenants, obligations, debts, costs, expenses, fees and liabilities of any kind whatsoever in law or equity, by statute or otherwise, whether known or unknown, vested or contingent, suspected or unsuspected and whether or not concealed or hidden (collectively, the “Claims”), which Executive has had, now has, or may have against any of the Released Persons by reason of any act, omission, transaction, practice, plan, policy, procedure, conduct, occurrence, or other matter arising up to and including the date on which Executive signs this Agreement, except as provided in subsection (d) below.

(c)Without limiting the generality of the foregoing, this Agreement is intended to and shall release the Released Persons from any and all such claims, whether known or unknown, which Executive has had, now has, or may have against the Released Persons arising out of Executive’s employment or termination thereof, including, but not limited to: (i) any claim under the Age

Discrimination in Employment Act, Title VII of the Civil Rights Act of 1964, the Americans with Disabilities Act, the Employee Retirement Income Security Act of 1974 (excluding claims for accrued, vested benefits under any employee benefit or pension plan of the Released Persons subject to the terms and conditions of such plan and applicable law), the Family and Medical Leave Act, the Worker Adjustment and Retraining Notification Act of 1988, or the Fair Labor Standards Act of 1938, in each case as amended; (ii) any other claim whether based on federal, state, or local law (statutory or decisional), rule, regulation or ordinance, including, but not limited to, breach of contract (express or implied), wrongful discharge, detrimental reliance, defamation, emotional distress or compensatory or punitive damages; and (iii) any claim for attorneys’ fees, costs, disbursements and/or the like.

(d)Notwithstanding the foregoing, nothing in this Agreement shall be a waiver of claims: (1) that arise after the date on which Executive signs this Agreement; (2) regarding rights of indemnification and receipt of legal fees and expenses to which Executive is entitled under Section 9 of this Agreement, the Company’s or a subsidiary of the Company’s Certificate of Incorporation or By-laws (or similar instrument), pursuant to any separate writing between Executive and the Company or any subsidiary of the Company or pursuant to applicable law; or (3) relating to any claims for accrued, vested benefits under any employee benefit plan or retirement plan of the Released Persons subject to the terms and conditions of such plan and applicable law (excluding any severance or termination pay plan, program or arrangement, claims to which are specifically waived hereunder or any equity awards other than those specifically provided for in this Agreement, claims to which are specifically waived hereunder).

(e)In signing this Agreement, Executive acknowledges that Executive intends that this Agreement shall be effective as a bar to each and every one of the Claims hereinabove mentioned or implied. Executive expressly consents that this Agreement shall be given full force and effect according to each and all of its express terms and provisions, including those relating to unknown, unsuspected or unanticipated Claims, if any, as well as those relating to any other Claims hereinabove mentioned or implied.

(f)This Agreement is not intended, and shall not be construed, as an admission that any of the Released Persons has violated any federal, state or local law (statutory or decisional), ordinance or regulation, breached any contract or committed any wrong whatsoever against Executive.

(g)Should any provision of this Agreement require interpretation or construction, it is agreed by the parties that the entity interpreting or constructing this Agreement shall not apply a presumption against one party by reason of the rule of construction that a document is to be construed more strictly against the party who prepared the document.

(h) Executive represents and warrants that Executive has not assigned or transferred to any person or entity any of my rights which are or could be covered by this Agreement, including but not limited to the waivers and releases contained in this Agreement.

(i)Executive represents and warrants that Executive understands that nothing in this Agreement limits Executive’s ability to file a charge or complaint with the Equal Employment Opportunity Commission, the National Labor Relations Board, the Occupational Safety and Health Administration, the Securities and Exchange Commission or any other federal, state or local governmental agency or commission (“Government Agencies”).  Executive further represents and warrants that Executive understands that this Agreement does not limit Executive’s ability to communicate with any Government Agencies or otherwise participate in any investigation or proceeding that may be conducted by any Government Agency, including providing documents or other information, without notice to the Company.  While this Agreement does not limit Executive’s right to receive an award for information provided to the Securities and Exchange Commission, Executive understands and agrees that, to maximum extent permitted by law, Executive is otherwise waiving any and all rights Executive may have to individual relief based on any claims that Executive has released and any rights Executive has waived by signing this Agreement.

(j)Executive acknowledges that Executive: (a) has carefully read this Agreement in its entirety; (b) has had an opportunity to consider for at least twenty-one (21) days the terms of this Agreement; (c) is hereby advised by the Company in writing to consult with an attorney of Executive’s choice in connection with this Agreement; (d) fully understand the significance of all of the terms and conditions of this Agreement and had the opportunity to discuss them with Executive’s independent legal counsel; (e) has had answered to Executive’s satisfaction by Executive’s independent legal counsel any questions Executive has asked with regard to the meaning and significance of any of the provisions of this Agreement and (f)  is signing this Agreement voluntarily and of Executive’s own free will and agree to abide by all the terms and conditions contained herein.

(k)Executive understands that Executive will have at least twenty-one (21) days from the date of receipt of this Agreement to consider the terms and conditions of this Agreement.  Executive may accept this Agreement by signing it and returning it to the Company’s Chief Executive Officer at the address specified pursuant to Section 13 of this Agreement on or before December 5, 2019.  After executing this Agreement, Executive shall have seven (7) days (the “Revocation Period”) to revoke this Agreement by indicating Executive’s desire to do so in writing delivered to the Chief Executive Officer at the address above by no later than 5:00 p.m. on the seventh (7th) day after the date Executive signs this Agreement.  The effective date of this Agreement shall be the eighth (8th) day after Executive signs the Agreement (“Agreement Effective Date”).  If the last day of the Revocation Period falls on a Saturday, Sunday or holiday, the last day of the Revocation Period will be deemed to be the next business day.  In the event Executive does not accept this Agreement as set forth above, or in the event Executive revokes this Agreement during the Revocation Period, this Agreement, including but not limited to the obligation of the Company to provide the payments and benefits provided in Section 3 and Section 4 above, shall be deemed automatically null and void.

(l) Any dispute regarding this release in this Section 11 shall be subject to Delaware law without reference to its choice of law provisions.  Executive agrees to reimburse the Company for out-of-pocket costs and expense reasonably incurred by in connection with enforcing this release in this Section 11 (including attorney’s fees) with respect to each claim on which the Company substantially prevails.

12.Mutual Representations.

(a)Executive acknowledges that before signing this Agreement, Executive was given the opportunity to read it, evaluate it and discuss it with Executive’s personal advisors.  Executive further acknowledges that the Company has not provided Executive with any legal advice regarding this Agreement.

(b)Executive represents and warrants to the Company that the execution and delivery of this Agreement and the fulfillment of the terms hereof (i) shall not constitute a default under, or conflict with, any agreement or other instrument to which Executive is a party or by which Executive is bound and (ii) as to Executive’s execution and delivery of this Agreement do not require the consent of any other person.

(c)The Company represents and warrants to Executive that (i) the execution, delivery and performance of this Agreement by the Company has been fully and validly authorized by all necessary corporate action, (ii) the person signing this Agreement on behalf of the Company is duly authorized to do so, (iii) the execution, delivery and performance of this Agreement does not violate any applicable law, regulation, order, judgment or decree or any agreement, plan or corporate governance document to which the Company is a party or by which it is bound and (iv) upon execution and delivery of this Agreement by the parties, it shall be a valid and binding obligation of the Company enforceable against it in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally.

(d)Each party hereto represents and warrants to the other that this Agreement constitutes the valid and binding obligations of such party enforceable against such party in accordance with its terms.

13.Notices.  All notices and other communications required or permitted hereunder shall be in writing and shall be deemed given when delivered (i) personally, (ii) by registered or certified mail, postage prepaid with return receipt requested, (iii) by facsimile with evidence of completed transmission, or (iv) delivered by overnight courier to the party concerned at the address indicated below or to such changed address as such party may subsequently give such notice of:

If to the Company:	Six Flags Entertainment Corporation.
924 Avenue J East
Grand Prairie, Texas 75050
Phone: (972) 595-5000

Attention: Senior Vice President Human Resources

If to Executive:	At Executive’s last residence shown in the records of the Company

14.Assignment and Successors.  This Agreement is personal in its nature and none of the parties hereto shall, without the consent of the others, assign or transfer this Agreement or any rights or obligations hereunder; provided, however, that in the event of a merger, consolidation, or transfer or sale of all or substantially all of the assets of the Company with or to any other individual(s) or entity, this Agreement shall, subject to the provisions hereof, be binding upon and inure to the benefit of such successor and such successor shall discharge and perform all the promises, covenants, duties, and obligations of the Company hereunder, and such transferee or successor shall be required to assume such obligations by contract (unless such assumption occurs by operation of law).  Anything herein to the contrary notwithstanding, Executive shall be entitled to select (and change, to the extent permitted under any applicable law) a beneficiary or beneficiaries to receive any compensation or benefit payable hereunder following Executive’s death or judicially determined incompetence by giving the Company written notice thereof.  In the event of Executive’s death or a judicial determination of Executive’s incompetence, reference in this Agreement to Executive shall be deemed, where appropriate, to refer to Executive’s beneficiary, estate or other legal representative.

15.Governing Law; Amendment.  This Agreement shall be governed by and construed in accordance with the laws of Delaware, without reference to principles of conflict of laws.  This

Agreement may not be amended or modified except by a written agreement executed by Executive and the Company or their respective successors and legal representatives.

16.Severability.  The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.  If any provision of this Agreement shall be held invalid or unenforceable in part, the remaining portion of such provision, together with all other provisions of this Agreement, shall remain valid and enforceable and continue in full force and effect to the fullest extent consistent with law.

17.Tax Withholding.  Notwithstanding any other provision of this Agreement, the Company may withhold from amounts payable under this Agreement all federal, state, local and foreign taxes that are required to be withheld by applicable laws or regulations.

18.No Waiver.  Executive’s or the Company’s failure to insist upon strict compliance with any provision of, or to assert any right under, this Agreement shall not be deemed to be a waiver of such provision or right or of any other provision of or right under this Agreement.  Any provision of this Agreement may be waived by the parties hereto; provided that any waiver by any person of any provision of this Agreement shall be effective only if in writing and signed by each party and such waiver must specifically refer to this Agreement and to the terms or provisions being modified or waived.

19.No Mitigation.  In no event shall Executive be obligated to seek other employment or take other action by way of mitigation of the amounts payable to Executive under any of the provisions of this Agreement and, except as set forth herein, such amounts shall not be subject to offset or otherwise reduced whether or not Executive obtains other employment.  The Company’s obligation to make any payment pursuant to, and otherwise to perform its obligations under, this Agreement shall not be affected by any offset, counterclaim or other right that the Company have against Executive for any reason; provided that the Company may cease making the payments or providing the benefits, in each case, under Section 4 if Executive materially violates the provisions of Sections 5, 6 and 7 and, if curable, does not cure such violation within fifteen (15) days after written notice from the Company.

20.Section 409A.  This Agreement is intended to satisfy the requirements of Section 409A of the Internal Revenue Code of 1986, as amended (“Section 409A”) with respect to amounts, if any, subject thereto and shall be interpreted and construed and shall be performed by the parties consistent with such intent.  To the extent Executive would otherwise be entitled to any payment under this Agreement, or any plan or arrangement of the Company or its Affiliates, that constitutes a “deferral of compensation” subject to Section 409A and that if paid during the six (6) months beginning on the Executive’s separation from service would be  subject to the Section 409A additional tax because Executive is a “specified employee” (within the meaning of Section 409A and as determined by the Company), the payment will be paid to Executive on the earlier of the six (6) month anniversary of his separation from service or death.  To the extent Executive would otherwise be entitled to any benefit (other than a payment) during the six (6) months beginning on Executive’s separation from service that would be subject to the Section 409A additional tax, the benefit will be delayed and will begin being provided on the earlier of the first day following the six (6) month anniversary of Executive’s separation from service or death.  Any payment or benefit due upon a termination of employment that represents a “deferral of compensation” within the meaning of Section 409A shall be paid or provided only upon a “separation from service” as defined in Treasury Regulation § 1.409A-1(h).  Each payment made under this Agreement shall be deemed to be a separate payment for purposes of Section 409A.  Amounts payable under this Agreement shall be deemed not to be a “deferral of compensation” subject to Section 409A to the extent provided in the exceptions in Treasury Regulation §§ 1.409A-1(b)(4) (“Short-

Term Deferrals”) and (b)(9) (“Separation Pay Plans,” including the exception under subparagraph (iii)) and other applicable provisions of Treasury Regulation § 1.409A-1 through A-6.  Notwithstanding anything to the contrary in this Agreement or elsewhere, any payment or benefit under this Agreement or otherwise that is exempt from Section 409A pursuant to Treasury Regulation § 1.409A-1(b)(9)(v)(A) or (C) (relating to certain reimbursements and in-kind benefits) shall be paid or provided only to the extent that the expenses are not incurred, or the benefits are not provided, beyond the last day of the second calendar year following the calendar year in which Executive’s “separation from service” occurs; and provided further that such expenses are reimbursed no later than the last day of the third calendar year following the calendar year in which Executive’s “separation from service” occurs.  To the extent any expense reimbursement (including without limitation any reimbursement of interest or penalties related to taxes) or the provision of any in-kind benefit is determined to be subject to Section 409A (and not exempt pursuant to the prior sentence or otherwise), the amount of any such expenses eligible for reimbursement, or the provision of any in-kind benefit, in one calendar year shall not affect the expenses eligible for reimbursement in any other calendar year (except for any lifetime or other aggregate limitation applicable to medical expenses), in no event shall any expenses be reimbursed after the last day of the calendar year following the calendar year in which Executive incurred such expenses, and in no event shall any right to reimbursement or the provision of any in-kind benefit be subject to liquidation or exchange for another benefit.

21.Headings.  The Section headings contained in this Agreement are for convenience only and in no manner shall be construed as part of this Agreement.

22.Entire Agreement.  This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and shall supersede all prior agreements other than outstanding equity grants, whether written or oral, with respect thereto, including without limitation, the employment agreement between the Company and Executive dated as of September 7, 2010 except to the extent such Employment Agreement is specifically incorporated into this Agreement.   In the event of any inconsistency between the terms of this Agreement and the terms of any other Company plan, policy, equity grant, arrangement or agreement with Executive, the provisions most favorable to Executive shall govern.

23.Duration of Terms.  The respective rights and obligations of the parties hereunder shall survive any termination of Executive’s employment to the extent necessary to give effect to such rights and obligations.

24.Counterparts.  This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

25.Certain Change in Control Payments.  Notwithstanding any provision of this Agreement to the contrary, if any payments or benefits Executive would receive from the Company under this Agreement or otherwise in connection with the Change in Control (the “Total Payments”) (a) constitute “parachute payments” within the meaning of Section 280G of the Code, and (b) but for this Section 25, would be subject to the excise tax imposed by Section 4999 of the Code, then Executive will be entitled to receive either (i) the full amount of the Total Payments or (ii) a portion of the Total Payments having a value equal to $1 less than three (3) times such individual’s “base amount” (as such term is defined in Section 280G(b)(3)(A) of the Code), whichever of (i) and (ii), after taking into account applicable federal, state, and local income taxes and the excise tax imposed by Section 4999 of the Code, results in the receipt by such employee on an after-tax basis, of the greatest portion of the Total Payments.  Any determination required under this Section 24 shall be made in writing by the accountant or tax counsel selected by the Executive.  If there is a reduction pursuant to this Section 25 of the Total Payments to be delivered to the applicable Executive and to the extent that an ordering of the reduction other than by the Executive is required by Section 20 or other tax requirements, the payment reduction contemplated by the preceding sentence shall be implemented by determining the “Parachute Payment Ratio” (as defined below) for each “parachute payment” and then reducing the “parachute payments” in order beginning with the “parachute payment” with the highest Parachute Payment Ratio.  For “parachute payments” with the same Parachute Payment Ratio, such “parachute payments” shall be reduced based on the time of payment of such “parachute payments,” with amounts having later payment dates being reduced first.  For “parachute payments” with the same Parachute Payment Ratio and the same time of payment, such “parachute payments” shall be reduced on a pro rata basis (but not below zero) prior to reducing “parachute payments” with a lower Parachute Payment Ratio.  For purposes hereof, the term “Parachute Payment Ratio” shall mean a fraction the numerator of which is the value of the applicable “parachute payment” for purposes of Section 280G of the Code and the denominator of which is the actual present value of such payment.

IN WITNESS WHEREOF, Executive and the Company have caused this Agreement to be executed as of the date first above written.

SIX FLAGS ENTERTAINMENT CORPORATION.

By:	/s/ Kathy Aslin

/s/ Lance Balk
Lance Balk

 Exhibit A

Agreement and General Release

Agreement and General Release (“Agreement”), by and between Lance Balk (“Executive” and referred to herein as “you”) and Six Flags Entertainment Corporation, a Delaware corporation (the “Company”).

1.In exchange for your waiver of claims against the Released Persons (as defined below) and compliance with the other terms and conditions of this Agreement, upon the effectiveness of this Agreement, the Company agrees to provide you with the payments and benefits provided in Section 4 of your transition and retirement agreement with the Company, dated November 15, 2019 (the “Retirement Agreement”) in accordance with the terms and conditions of the Retirement Agreement.

 2. (a)  In consideration for the payments and benefits to be provided to you pursuant to Section 1 above, you, for yourself and for your heirs, executors, administrators, trustees, legal representatives and assigns (hereinafter referred to collectively as “Releasors”), forever release and discharge the Company and its subsidiaries, divisions, affiliates and related business entities, successors and assigns, and any of its or their respective directors, officers, fiduciaries, agents, trustees, administrators, employees and assigns (in each case, in their capacity as such) (collectively the “Released Persons”) from any and all claims, suits, demands, causes of action, covenants, obligations, debts, costs, expenses, fees and liabilities of any kind whatsoever in law or equity, by statute or otherwise, whether known or unknown, vested or contingent, suspected or unsuspected and whether or not concealed or hidden (collectively, the “Claims”), which you have had, now have, or may have against any of the Released Persons by reason of any act, omission, transaction, practice, plan, policy, procedure, conduct, occurrence, or other matter arising up to and including the date on which you sign this Agreement, except as provided in subsection (c) below.

 (b)Without limiting the generality of the foregoing, this Agreement is intended to and shall release the Released Persons from any and all such claims, whether known or unknown, which you have had, now have, or may have against the Released Persons arising out of your employment or termination thereof, including, but not limited to: (i) any claim under the Age Discrimination in Employment Act, Title VII of the Civil Rights Act of 1964, the Americans with Disabilities Act, the Employee Retirement Income Security Act of 1974 (excluding claims for accrued, vested benefits under any employee benefit or pension plan of the Released Persons subject to the terms and conditions of such plan and applicable law), the Family and Medical Leave Act, the Worker Adjustment and Retraining Notification Act of 1988, or the Fair Labor Standards Act of 1938, in each case as amended [update as appropriate]; (ii) any other claim whether based on federal, state, or local law (statutory or decisional), rule, regulation or ordinance, including, but not limited to, breach of contract (express or implied), wrongful discharge, detrimental reliance, defamation, emotional distress or compensatory or punitive damages; and (iii) any claim for attorneys’ fees, costs, disbursements and/or the like.

(c)Notwithstanding the foregoing, nothing in this Agreement shall be a waiver of claims: (1) that arise after the date on which you sign this Agreement, including, without limitation, such claims related to any equity award held by you; (2) for the payments or benefits required to be provided under Section 4 of the Retirement Agreement; (3) regarding rights of indemnification and receipt of legal fees and expenses to which you are entitled under the Retirement Agreement, the Company’s or a subsidiary of the Company’s Certificate of Incorporation or By-laws (or similar instrument), pursuant to any separate writing between you and the Company or any subsidiary of the Company or pursuant to applicable law; or (4) relating to any claims for accrued, vested benefits under any employee benefit plan or retirement plan of the Released Persons subject to the terms and conditions of such plan and applicable law (excluding any severance or termination pay plan, program or arrangement, claims to which are specifically waived hereunder or any equity awards other than those specifically provided for in the Retirement Agreement, claims to which are specifically waived hereunder).

 (d)In signing this Agreement, you acknowledge that you intend that this Agreement shall be effective as a bar to each and every one of the Claims hereinabove mentioned or implied.  You expressly consent that this Agreement shall be given full force and effect according to each and all of its express terms and provisions, including those relating to unknown, unsuspected or unanticipated Claims, if any, as well as those relating to any other Claims hereinabove mentioned or implied.  [Update to include reference to any applicable statute regarding the waiver of unknown claims.]

 3.(a)This Agreement is not intended, and shall not be construed, as an admission that any of the Released Persons has violated any federal, state or local law (statutory or decisional), ordinance or regulation, breached any contract or committed any wrong whatsoever against you.

 (b)Should any provision of this Agreement require interpretation or construction, it is agreed by the parties that the entity interpreting or constructing this Agreement shall not apply a presumption against one party by reason of the rule of construction that a document is to be construed more strictly against the party who prepared the document.

 (c)You represent and warrant that you have not assigned or transferred to any person or entity any of my rights which are or could be covered by this Agreement, including but not limited to the waivers and releases contained in this Agreement.

(d)You understand that nothing in this Agreement limits your ability to file a charge or complaint with the Equal Employment Opportunity Commission, the National Labor Relations Board, the Occupational Safety and Health Administration, the Securities and Exchange Commission or any other federal, state or local governmental agency or commission (“Government Agencies”).  You further understand this Agreement does not limit your ability to communicate with any Government Agencies or otherwise participate in any investigation or proceeding that may be conducted by any Government Agency, including providing documents or other information, without notice to the Company.  While this Agreement does not limit your right to receive an award for information provided to the Securities and Exchange Commission, you understand and agree that, to maximum extent permitted by law, you are otherwise waiving any and all rights you may have to individual relief based on any claims that you have released and any rights you have waived by signing this Agreement.  [Update as appropriate]

 4.This Agreement is binding upon, and shall inure to the benefit of, the parties and their respective heirs, executors, administrators, successors and assigns.

 5.This Agreement shall be construed and enforced in accordance with the laws of the State of Delaware applicable to agreements made and to be performed entirely within such State.

 6.You acknowledge that you: (a) have carefully read this Agreement in its entirety; (b) have had an opportunity to consider for at least [twenty-one (21)] [forty-five (45)] days the terms of this Agreement; (c) are hereby advised by the Company in writing to consult with an attorney of your choice in connection with this Agreement; (d) fully understand the significance of all of the terms and conditions of this Agreement and have discussed them with your independent legal counsel, or have had a reasonable opportunity to do so; (e) have had answered to your satisfaction by your independent legal counsel any questions you have asked with regard to the meaning and significance of any of the provisions of this

Agreement; and (f) are signing this Agreement voluntarily and of your own free will and agree to abide by all the terms and conditions contained herein.

 7.You understand that you will have at least [twenty-one (21)] [forty-five (45)]  days from the date of receipt of this Agreement to consider the terms and conditions of this Agreement.  You may accept this Agreement by signing it and returning it to the Company’s Senior Vice President, Human Resources at the address specified pursuant to Section 13 of the Retirement Agreement on or before _________.  After executing this Agreement, you shall have seven (7) days (the “Revocation Period”) to revoke this Agreement by indicating your desire to do so in writing delivered to the General Counsel at the address above by no later than 5:00 p.m. on the seventh (7th) day after the date you sign this Agreement.  The effective date of this Agreement shall be the eighth (8th) day after you sign the Agreement (the “Agreement Effective Date”).  If the last day of the Revocation Period falls on a Saturday, Sunday or holiday, the last day of the Revocation Period will be deemed to be the next business day.  In the event you do not accept this Agreement as set forth above, or in the event you revoke this Agreement during the Revocation Period, this Agreement, including but not limited to the obligation of the Company to provide the payments and benefits provided in Section 1 above, shall be deemed automatically null and void.

 8.Any dispute regarding this Agreement shall be subject to Delaware law without reference to its choice of law provisions.  You agree to reimburse the Company for out-of-pocket costs and expense reasonably incurred by in connection with enforcing this Agreement (including attorney’s fees) with respect to each claim on which the Company substantially prevails.

EXECUTIVE

Lance Balk

SIX FLAGS ENTERTAINMENT CORPORATION